UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

FLANIGAN’S ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	I-6836	59-0877638
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number	Identification Number)

5059 N.E. 18th Avenue, Fort Lauderdale, Florida	33334
(Address of principal executive office)	Zip Code

Registrant’s telephone number, including area code): (954) 377-1961

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	BDL	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 24, 2020, Flanigan’s Enterprises, Inc. (the “Company” or “we” or “our” or “us” as the context requires) issued a press release (the “Press Release”) announcing that our previously declared cash dividend of $0.30 per share to shareholders of record on March 20, 2020 and payable on April 3, 2020 will not be paid.

Item 8.01 Other Events.

The Press Release also announced that we are temporarily shifting to a take-out or delivery only operating model in all of our company-owned or operated restaurants, have reduced the hours of operation of our retail package liquor stores and are starting to layoff what we expect to be a significant number of our employees as we begin to assess our employment needs to service the take-out and delivery and reduced hours operating models. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In light of the rapidly evolving coronavirus (COVID-19) outbreak, we are also filing this Current Report on Form 8-K for the purpose of supplementing the Risk Factors disclosed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 28, 2019. Accordingly, our Risk Factor disclosure is hereby updated as follows:

Pandemics or disease outbreaks, such as the novel coronavirus (COVID-19 virus), have and will continue to disrupt our business, which could materially affect our operations and results of operations.

Pandemics or disease outbreaks such as the novel coronavirus (COVID-19 virus) have and will continue to materially adversely impact customer traffic at our restaurants and retail package liquor stores, may make it more difficult to staff our restaurants and retail package liquor stores and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or cause closures of our affected restaurants and stores, sometimes for prolonged periods of time.

In addition, our operations could be disrupted if any of our employees or employees of our business partners were suspected of having COVID-19 or other illnesses since this could require us or our business partners to quarantine some or all such employees or close and disinfect our restaurant and store facilities. If a significant percentage of our workforce or the workforce of our business partners are unable to work, including because of illness or travel or government restrictions in connection with pandemics or disease outbreaks, our operations may be negatively impacted, potentially materially adversely affecting our business, liquidity, financial condition or results of operations.

Furthermore, such viruses may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which has had, and will have, adverse effects on our restaurant guest traffic or the ability to adequately staff restaurants and retail package liqour stores. Additional regulation or requirements with respect to the compensation of our employees could also have an adverse effect on our business. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or health risk may adversely affect our business, liquidity, financial condition and results of operations. COVID-19 or other disease outbreaks, may also materially adversely affect our ability to implement our growth plans, including delays in construction of new restaurants and retail package liquor stores or adversely impact our overall ability to successfully execute our plans to enter into new markets.

As per governmental directives, we have temporarily shifted to a take-out or delivery only operating model in our company-owned or operated restaurants and have reduced the hours of operation of our retail package liquor stores. We have begun to layoff what we expect will be a significant number of employees as we begin to assess our employment needs to service the take-out and delivery and reduced hours operating models. This change and any additional changes caused by the COVID-19 pandemic may materially adversely affect our business or results of operations, and may impact our liquidity or financial condition, particularly if these changes are in place for a significant amount of time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Flanigan’s Enterprises, Inc. Press Release dated March 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLANIGAN’S ENTERPRISES, INC. (Registrant)

Date March 25, 2020	By:	/s/ Jeffrey D. Kastner
Jeffrey D. Kastner
Chief Financial Officer, General Counsel & Secretary